UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2011

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Background. CSG Systems International, Inc. (“CSG”) currently generates a significant portion of its revenues from DISH Network L.L.C. (“DISH”). For the third quarter of 2010, CSG generated approximately nineteen percent (19%) of its total revenues from DISH.

On November 24, 2009, CSG entered into a multi-year, non-exclusive Master Subscriber Management Agreement with DISH (the “Current Agreement”), which among other things, extended DISH’s use of CSG’s processing and related services through December 31, 2012, and extended the use of CSG’s print and mail services through December 31, 2014. The Current Agreement at that time also provided an option (hereafter referred to as Schedule L) for DISH to extend the processing and related services portion of the Current Agreement for an additional three years, and for DISH to extend the print and mail services portion of the Current Agreement for an additional one year, such that each would run to December 31, 2015. The Schedule L option terms included pricing incentives for DISH in exchange for an extension of the term of the agreement, and other contractual rights and obligations for both DISH and CSG.

Exercise of Schedule L Option. On January 15, 2011, DISH exercised an amended version of Schedule L of the Current Agreement (the “Amended Schedule L”). The key terms of the Amended Schedule L are summarized as follows:

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The Amended Schedule L extends CSG’s contractual relationship with DISH for processing and related services and for print and mail services through December 31, 2017. DISH intends to migrate to CSG’s Advanced Convergent Platform (ACP) in the 2012 time frame, otherwise, the expected scope of the products and services to be utilized by DISH under the Amended Schedule L is consistent with those that CSG has provided under the Current Agreement. DISH is the last of CSG’s customers to migrate to the ACP platform from an older version of CSG’s processing application, which will allow CSG to cease support and development on this older platform after the intended migration is complete. The migration to ACP will also allow DISH greater access to many of CSG’s newer products and services. Consistent with past migrations by CSG clients to ACP, the costs of the migration to ACP are the responsibility of CSG. However, CSG does not expect these migration costs to significantly increase its total current expense levels.

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CSG will be the exclusive provider of processing and related services for DISH’s direct broadcast satellite customer accounts with financial minimum commitments through 2017. As a result of DISH exercising the Amended Schedule L, CSG will begin invoicing DISH for processing and related services on a per-customer-account basis (rather than based on a fixed monthly amount as outlined in the Current Agreement) in February 2011, and will provide DISH with volume-based tiered pricing, subject to certain inflationary protections.

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CSG will also be the exclusive provider of print and mail services for DISH’s direct broadcast satellite customer accounts with guaranteed minimum fees through 2017. Consistent with the Current Agreement, the fees for print and mail services to be generated under the Amended Schedule L will be based on the number of statements produced and the usage of ancillary print services, with the per-unit fees subject to certain inflationary protections.

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As outlined in the Form 8-K filed with the Current Agreement on November 30, 2009, the expected annual fees that CSG will generate under the Amended Schedule L will decrease in exchange for the extended term of the contract and the migration to the ACP platform. The Amended Schedule L provides CSG with visibility into the revenues expected to be generated from DISH over the next seven (7) years. During the initial years under the Amended Schedule L pricing, annual revenues generated could be approximately 10 to 15 percent less than those expected to be generated in 2010, depending upon the level of products and services that DISH decides to purchase from CSG under the agreement; however, the total fees expected to be generated during the extended term of the agreement as a result of the Amended Schedule L option exercise would increase significantly, when compared to the previous terms of the Current Agreement prior to the exercise of the Amended Schedule L option.

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CSG has also provided DISH with two, 2-year renewal options, that if both were exercised, would extend the term for processing and related services and print and mail services through December 31, 2021.

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Under the Amended Schedule L, the timing of certain advance deposits and monthly invoicing terms were also modified in connection with the extension of the terms of the agreement. The previous terms of the Current Agreement required certain advance deposits and allowed for invoicing of monthly fees in advance of such services. These advanced payment terms, which were put in place in November 2009 when the Current Agreement became effective, resulted in favorable timing of payments from DISH at that time, which caused a $20 million increase in deferred revenues for the quarter ended December 31, 2009, as previously disclosed in CSG’s 2009 Form 10-K dated February 23, 2010. Upon the execution of the Amended Schedule L, DISH is allowed to apply certain of those advance payments to its first quarter 2011 invoices, and the invoicing of monthly services will revert back to CSG’s normal practice of invoicing one month in arrears. As a result, CSG’s 2011 cash flows from operations will be negatively impacted by approximately $20 million to bring the advance payments and invoicing terms in-line with the terms of The Amended Schedule L. As these payment adjustments are primarily a matter of timing only, CSG does not anticipate this will have a significant impact on its liquidity.

A copy of the Amended Schedule L, with confidential information redacted, will be filed as an exhibit to CSG’s Form 10-Q for the quarter ended March 31, 2011.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 (Regulation FD Disclosure). This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 18, 2011, CSG issued a press release announcing that DISH extended its contract through 2017. A copy of such press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99.1	Press release of CSG Systems International, Inc. dated January 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011

CSG SYSTEMS INTERNATIONAL, INC.

By:	/S/ RANDY WIESE
Randy Wiese,
Chief Financial Officer and
Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

99.1	Press release of CSG Systems International, Inc. dated January 18, 2011

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